===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               COTELLIGENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            COTELLIGENT GROUP, INC
                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111

                            ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held September 8th, 1999


To the Stockholders:

  The Annual Meeting of Stockholders of Cotelligent, Inc. (the "Company") will be held at the Ritz Carlton Hotel in San Francisco, California on the 8th day of September at 9:00 a.m., Pacific Daylight Savings Time, for the following purposes:

          1. To elect three Directors, each to serve for the terms specified in the attached proxy statement or until his or her successor is elected and qualified.

          2. To consider and act on the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

          3.  To approve the 1999 Leveraged Stock Purchase Plan.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record as of the close of business on July 23, 1999 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 101 California Street, Suite 2050, San Francisco, California 94111.


                                By Order of the Board of Directors




                                Lorraine E. Vega
                                Secretary


San Francisco, California
July 29, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                               COTELLIGENT, INC.
                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111

                              -------------------
                                PROXY STATEMENT
                              -------------------

                                 INTRODUCTION

  The accompanying Proxy is solicited by and on behalf of the Board of Directors of Cotelligent, Inc., a Delaware corporation (the "Company" or "Cotelligent"), for use only at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Ritz Carlton Hotel, San Francisco, California on the 8th day of September, 1999 at 9:00 a.m., Pacific Daylight Savings Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is August 4, 1999.

  Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, before the Annual Meeting, or to the Secretary, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon before such revocation.

  Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such Proxies will be voted:

 . FOR the election as Directors of the nominees named herein, and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose;

 . FOR the appointment of Arthur Andersen LLP as the Company's independent certified public accountants;

 .  FOR the approval of the 1999 Leveraged Stock Purchase Plan.

  In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. Management of the Company is not aware of any other matters to be presented for action at the meeting.

  The Inspectors of Election will treat abstentions and "broker non-votes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the plurality of votes required to elect a director, broker non-votes will be counted as votes FOR director nominees named herein; with respect to the majority of votes required to ratify the appointment of Arthur Andersen LLP, abstentions will be counted as votes AGAINST the appointment of Arthur Andersen LLP and broker non-votes will be counted as votes FOR such appointment; and with respect to the majority of votes required to approve the 1999 Leveraged Stock Purchase Plan, abstentions will be counted as votes AGAINST approval of the 1999 Leveraged Stock Purchase Plan and broker non-votes will not be counted as votes for or against approval of the 1999 Leveraged Stock Purchase Plan. In cases where the broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, however, those shares will not be treated as present and entitled to vote with respect to that matter, even though they may be present and voting or abstaining on other matters at the same meeting.


                       RECORD DATE AND VOTING SECURITIES

  The Board of Directors has fixed the close of business on July 23, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The outstanding stock of the Company on July 23, 1999 consisted of 13,472,438 shares of Common Stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote. Shares of Common Stock held by the Company are not voted. The holders of a majority of the total shares outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

  The affirmative vote of a plurality of the votes entitled to be cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the election of directors. The affirmative vote of a majority of the votes cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the appointment of Arthur Andersen LLP as the Company's independent certified public accountants, and for the approval of the 1999 Leveraged Stock Purchase Plan.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of July 23, 1999 information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named executive officer and each officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.


                                                                      Shares Beneficially Owned
                                                              -------------------------------------
Name                                                                Number               Percent
---------------------------------------------------------     ---------------      ----------------
Wellington Management Company, LLP (1)...................             858,400                  6.37%
Kennedy Capital Management, Inc. (2).....................             699,450                  5.19%
Michael L. Evans (3).....................................             426,781                  3.17%
Daniel M. Beals (4)......................................             290,449                  2.16%
James R. Lavelle (5).....................................             382,899                  2.84%
Jeffrey J. Bernardis (6).................................             126,020                  0.94%
Daniel E. Jackson (7)....................................             198,974                  1.48%
B. Tom Green (4).........................................              75,847                  0.56%
Edward E. Faber (4)......................................              61,021                  0.45%
Anthony M. Frank (4).....................................              62,156                  0.46%
Susan E. Trice...........................................              49,756                  0.37%
Herbert D. Montgomery (8)................................             130,339                  0.74%
Harvey L. Poppel (9).....................................              40,328                  0.30%
Lorraine E. Vega (10)....................................              11,250                  0.08%
All executive officers and directors as a group (12
 persons) (11)...........................................           1,825,820                 13.55%

--------------
(1) The address of the stockholder is 75 State Street, Boston, Massachusetts, 02109. Data obtained from the stockholder's Schedule 13G, filed with the SEC, dated December 31, 1998.
(2) The address of the stockholder is 10829 Olive Boulevard, St. Louis, Missouri, 63141. Data obtained from the stockholder's Schedule 13G, filed with the SEC, dated February 5, 1999.
(3) Includes 162,500 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(4) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(5) Includes 229,167 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(6) Includes 4,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(7) Includes 125,141 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(8) Includes 130,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(9) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(10) Includes 11,250 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.
(11) Includes 740,558 shares issuable upon exercise of options exercisable within 60 days from June 30, 1999.


                             ELECTION OF DIRECTORS

  The number of directors on the Board of Directors is currently fixed at nine. Pursuant to the Company's Certificate of Incorporation and By-laws, the Board of Directors is divided into three classes serving staggered three-year terms. One class of directors is elected at each annual meeting of stockholders to serve for the following three years. Currently there are three directors whose terms expire in 2001, three directors whose terms expire in 2000 and three directors whose terms will expire at the Annual Meeting. The members whose terms expire at the Annual Meeting are Edward E. Faber, Daniel M. Beals and Harvey L. Poppel. Daniel M. Beals has decided not to stand for reelection. One director, Susan E. Trice, whose term would have expired at the Annual Meeting in 2000, will retire from the Board effective as of the date of the

Annual Meeting. The Company's Board of Directors has nominated Edward E. Faber and Harvey L. Poppel for reelection to the Board, and has nominated Daniel E. Jackson for election to the Board, each to serve for a term expiring at the Annual Meeting in 2002 or until their successors shall have been duly elected and qualified. The Company's Board of Directors has initiated a search to locate an appropriate person to be appointed to serve Ms. Trice's remaining term expiring at the Annual Meeting in 2000. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for such nominees at the Annual Meeting. If, for any reason not currently known, any nominee is not available for election, another person or persons who may be nominated will be voted for in the discretion of the proxy holders.

  The following sets forth information concerning each of the nominees for election to the Board of Directors and each director whose term continues, including his or her name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
         For a Three Year Term Expiring at the Annual Meeting in 2002:

  Edward E. Faber is 66 years old and is Vice Chairman of the Board of Directors of the Company. Mr. Faber joined the Company as a director in March 1993 and served as Chairman from August 1995 to April 1996. From 1990 through 1992, he was Vice Chairman, President and Chief Executive Officer of Supercuts, Inc., a company specializing in hairstyling. Mr. Faber was founding President and Chief Executive Officer of Computerland Corporation, a company specializing in the sale of computer equipment and accessories, from 1976 through 1983. He retired from that company in 1983 and returned in 1985 as Chairman of the Board and Chief Executive Officer, serving in that capacity until 1987 when he again retired. Mr. Faber is a director of Discover Resorts, Inc. and I.P.E.O. Mr. Faber has a bachelor of science degree from Cornell University and served as an officer in the United States Marine Corps.

  Harvey L. Poppel is 61 years old and is a director of the Company. He joined the Company in that capacity in October 1995. From 1985 to December 1996, Mr. Poppel was Managing Director of Broadview Associates, LLC (now Broadview International, LLC), a firm specializing in mergers and acquisitions in the information technology field. Mr. Poppel retired from Broadview Associates effective December 31, 1996. Prior to joining Broadview Associates, LLC, Mr. Poppel spent 18 years at Booz, Allen & Hamilton, during which time he held a number of positions, including Senior Vice President and Managing Officer of the Information Industry Practice and as a member of its board of directors. Mr. Poppel is a Certified Management Consultant and received a bachelors degree and a Master of Science degree from Rensselaer Polytechnic Institute. He is also a director of Larscom, Inc.

  Daniel E. Jackson is 39 years old and is Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Jackson has served as Chief Financial Officer and Treasurer since June 1999. From May 1998 until June 1999, Mr. Jackson served in the capacities of Executive Vice President, Corporate Development and General Counsel. Mr. Jackson served as Senior Vice President of Corporate Development and General Counsel since September 1995, as Secretary from September 1996 until September 1997 and as Chief Financial Officer from
November 1996 until January 1998.   From 1994 to 1995, Mr. Jackson served as
Vice President and General Counsel of an affiliate of Notre Venture Capital, Ltd., a partnership specializing in industry consolidation transactions. Prior thereto, he was Corporate Counsel and Secretary of Sanifill, Inc., an environmental services company, from its founding in 1990 through 1994. From 1986 until 1990, Mr. Jackson was an associate at Morgan, Lewis & Bockius LLP in New York, where he practiced law in the areas of securities and mergers and acquisitions. Mr. Jackson is a graduate of The Ohio State University with a bachelor of science degree in business administration and the University of Pennsylvania Law School with a Juris Doctor degree.

The Board of Directors unanimously recommends that the Company's stockholders vote FOR the election of Edward E. Faber, Harvey L. Poppel and Daniel E. Jackson as directors of the Company.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE Members whose terms expire at the Annual Meeting in 2000:

  Anthony M. Frank is 68 years old and is a director of the Company. He joined the Company in that capacity in March 1993. In September of 1994 Mr. Frank became co-founding General Partner and Chairman of Belvedere Capital Partners, the general partner of the California Community Financial Institutions Fund whose primary purpose is investing in California community banks. From 1992 to 1994, Mr. Frank was an independent financial consultant and venture capitalist. From March 1988 to March 1992, Mr. Frank served as the Postmaster General of the United States. From 1971 until 1988, he served as Chairman and Chief Executive Officer of First Nationwide Bank. Mr. Frank is a graduate of Dartmouth College and was an overseer of the Tuck School of Business. He is also a director of several companies, including The Charles Schwab Corporation, Living Centers of America, Inc., Irvine Apartment Communities, Crescent Real Estate Equities Ltd., General American Investors, Temple Inland Corporation, Bedford Properties Investors and Financial Security Assurance.

  James R. Lavelle is 48 years old and is the founder, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lavelle has served as Chief Executive Officer since he founded the Company in 1993. From inception of the Company until August 1995, Mr. Lavelle was also Chairman of the Board of the Company, a position that he reassumed in April 1996. From 1985 to 1993, he was a business consultant specializing in strategic marketing and organization development. From 1983 to 1985, Mr. Lavelle was Senior Manager and Director of Management Consulting Services for the San Francisco office of KMG Main Hurdman, an international accounting firm. Prior to that, he was Manager, Management Consulting Services in the San Francisco office of Price Waterhouse LLP, an international accounting firm. Mr. Lavelle has a bachelors degree from University of California at Santa Barbara and a Master of Business Administration degree from University of Santa Clara.


           Members whose terms expire at the Annual Meeting in 2001:

  Michael L. Evans is 47 years old and is President and Chief Operating Officer and a director of the Company. Mr. Evans has been President and Chief Operating Officer of the Company since April 1996. Mr. Evans served as Senior Vice President and Chief Operating Officer from September 1995 to April 1996 and has been a director of the Company since October 1993. In 1982, Mr. Evans co-founded Financial Data Systems, Inc., which was a wholly owned subsidiary of the Company until its merger into Cotelligent USA, Inc., a wholly owned subsidiary of the Company, and served as its Vice President of Consulting and, from 1987 to 1996, served as its President. Mr. Evans has a bachelor of science degree from Washington State University.

  Jeffrey J. Bernardis is 42 years old and is a director of the Company. He joined the Company in that capacity in August 1995. Since February 1999, Mr. Bernardis has been the Vice President of the Company's Technology Solutions Practice. From January 1995 until February 1999, Mr. Bernardis served as President of BFR Co., Inc. ("BFR"), which was a wholly owned subsidiary of the Company until its merger into Cotelligent USA, Inc., another wholly owned subsidiary of the Company, in March 1999. Prior thereto, Mr. Bernardis had served since 1985 as Vice President of Technical Services for BFR. Mr. Bernardis received a bachelor of science degree in computer science from Pennsylvania State University.

  B. Tom Green is 57 years old and is a director of the Company. He joined the Company in that capacity in March 1993. Since 1988, Mr. Green has been President of Sovus Partners, a firm that creates and operates American-Russian businesses in Russia. From 1982 to 1988, he worked on a voluntary basis with the United States government to improve diplomatic relations with the Soviet Union. Prior to 1982, Mr. Green's positions included General Manager of Transamerica's Southern California Title Insurance division and President of General Mills' first restaurant division. Mr. Green is a graduate of Stanford University with a bachelors degree in civil engineering and received his Master of Business Administration degree from the Stanford Graduate School of Business.


                    OTHER EXECUTIVE OFFICERS OF THE COMPANY

Name                        Age    Position
----                        ---    --------
Curtis J. Parker...........  44    Vice President and Chief Accounting Officer
Lorraine E. Vega...........  43    Vice President, General Counsel and Secretary


  Curtis J. Parker is 44 years old and is Vice President and Chief Accounting Officer of the Company. Mr. Parker has served as Vice President and Chief Accounting Officer since November 1996. From January 1996 until March 1996 he served as a consultant to the Company and was appointed Corporate Controller in March 1996. From 1988 through 1995 Mr. Parker was employed by Burns Philp Food Inc., a manufacturer of food products, where he rose to the position of Vice President Finance for the Industrial Products Division. Mr. Parker has a Bachelor of Commerce degree from the University of British Columbia and is a Certified Public Accountant.

  Lorraine E. Vega is 43 years old and is Vice President, General Counsel and Secretary of the Company. Ms. Vega has served as Vice President and General Counsel since June 1999. Ms. Vega served as Corporate Counsel from May 1997 until June 1999, and was appointed Secretary in September 1997. From April 1989 to April 1997, she was employed by Burns Philp Inc., a food products manufacturer. From 1991 through April 1997, she served as General Counsel and Secretary to the North American operations. From 1989 to 1991, she served as Director of Taxes. Ms. Vega has a bachelor of science degree in accounting from the University of San Diego and a Juris Doctor degree from St. John's University School of Law.


                       BOARD ORGANIZATION AND COMMITTEES

  During the fiscal year ended March 31, 1999, the Board held seven meetings. Each of the Directors attended at least 75% of the meetings of the Board and the committees on which he or she served during the fiscal year ended March 31, 1999.

  The Board of Directors has established committees to perform certain of its functions, including the Audit Committee, the Compensation Committee and the Executive Committee. The functions of each of these committees, and its members, are set forth below.


Audit Committee

  The Audit Committee reviews the internal controls of the Company, the objectivity of its financial reporting and the environmental standards and controls of the Company and meets with appropriate Company financial personnel and the Company's independent certified public accountants in connection with these reviews. The Audit Committee also recommends to the Board the appointment of independent certified public accountants to serve as auditors for the following year. During the fiscal year ended March 31, 1999 the Audit Committee met four times. The Audit Committee currently consists of B. Tom Green, Edward
E. Faber and Daniel M. Beals.


Compensation Committee

  The Compensation Committee advises and makes recommendations to the Board with respect to salaries and bonuses to be paid to officers and other employees of the Company. The Compensation Committee also administers the Company's 1998 Long-Term Incentive Plan. During the fiscal year ended March 31, 1999, the Compensation Committee met three times. The Compensation Committee currently consists of Harvey L. Poppel, Edward E. Faber and Anthony M. Frank.


Executive Committee

  The Executive Committee serves as the nominating committee of the Board and generally handles other matters that are time critical and cannot be handled in a reasonable manner by the entire Board. The Executive Committee reviews the size and composition of the Board of Directors, apportions the directors into classes and makes recommendations with respect to nominations for election of directors. The Executive Committee will consider recommendations from stockholders for nominees to serve as directors if such proposals are submitted in writing to the Company, 101 California Street, Suite 2050, San Francisco, California 94111, Attention: Executive Committee. During the fiscal year ended March 31, 1999 this committee did not meet. The Executive Committee currently consists of James R. Lavelle, Michael L. Evans, Jeffrey J. Bernardis, Anthony M. Frank, B. Tom Green and Harvey L. Poppel.


                             DIRECTOR COMPENSATION

  Each director who is not an employee of the Company receives an annual retainer fee of $20,000. Effective September 9, 1998, directors serving on a committee receive an annual fee of $2,000 per committee membership, while directors serving on a committee as chairperson receive an annual fee of $2,500 per committee chaired. Because committee fees were not paid prior to the 1999 Annual Meeting, directors will receive the entire amounts due to them for such service in one cash payment. Future fees for committee service shall be paid to directors in the same manner and at the same time as annual retainer fees are paid.

  Effective January 12, 1996, each non-employee director of the Company was granted an initial option under the Company's 1995 Long-Term Incentive Plan to acquire 10,000 shares of Common Stock at an exercise price of $10.00 per share. Each non-employee director receives an automatic annual option grant under the 1998 Long-Term Incentive Plan to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings held after September 9, 1998. All of such options have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, are or will be exercisable immediately except as limited by the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will expire ten years from the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, or for other expenses incurred in their capacity as directors.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following report of the Compensation Committee of the Board of Directors of Cotelligent shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act, or under the Exchange Act, and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that Cotelligent specifically incorporates this information by reference.

 Overview

  The key components of executive officer compensation are salary, bonus and equity-based awards.

  The members of the Compensation Committee hold primary responsibility for determining executive officer compensation levels, subject to the terms of executive employment agreements. The Compensation Committee is composed entirely of independent outside directors of Cotelligent, none of whom are or have been officers or employees of Cotelligent. The Compensation Committee has adopted a compensation philosophy intended to align compensation with Cotelligent's overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation and stockholder value. The goals of the program are to:

  . Compensate executive employees in a manner that aligns the employees' interests with the interests of the stockholders;

  .  Encourage continuation of Cotelligent's entrepreneurial spirit;

  .  Reward executives for successful long-term strategic management;

  .  Recognize outstanding performance; and

  .  Attract and retain highly qualified and motivated executives.

  The Compensation Committee believes that Cotelligent's executive compensation program should consist primarily of base salaries, performance bonuses and equity-based awards. The Compensation Committee has structured these compensation elements to motivate and reward executive management for performance that builds long-term shareholder value. In particular, base salaries and discretionary bonuses have been designed to give Cotelligent's executives the potential to earn in excess of competitive industry compensation if certain subjective and objective operating and performance goals for Cotelligent are achieved. Moreover, the Compensation Committee will continue granting Cotelligent's executives and other key employees stock options and/or other equity-based awards at current market value. Such options have no monetary value to the executives unless and until the market price of Cotelligent's Common Stock increases. In this manner, Cotelligent's executives will be compensated as shareholder value increases. The Compensation Committee anticipates that discretionary bonus payments and option grants made during fiscal 1999 and thereafter will be based on multiple subjective and objective measurements and criteria linked to building long-term shareholder value.

  The cash compensation paid to Cotelligent's executive officers during 1999 was in accordance with arms-length negotiations between Cotelligent and such executive officers. Stock option grants were based on arms-length negotiations with the respective grantees and were approved by the Board of Directors.


Chief Executive Officer's Compensation

  Mr. James R. Lavelle, the Company's Chairman and Chief Executive Officer, is a party to a three-year employment agreement which was negotiated at arms-length and entered into prior to Cotelligent's initial public offering (the "Offering") but did not become effective until the Offering was consummated. Mr. Lavelle's employment agreement provides for a minimum base salary following its effective date (subject to increase by the Compensation Committee) and the right to receive discretionary bonuses provided by the Compensation Committee and the right to receive stock option grants at the discretion of the Compensation Committee.

  Annual base salary paid to Mr. Lavelle for the period from April 1, 1998 was increased by the Compensation Committee to $350,000. For the fiscal year 1999, he was eligible for, but did not receive, a bonus. On September 9, 1998, Mr. Lavelle was granted an option to purchase 200,000 shares of Company Common Stock; 66,666 shares vested at September 9, 1998 and the rest vesting ratably over the next two years. Effective April 1, 1999, Mr. Lavelle's annual base salary was increased by the Compensation Committee to $450,000.

  Mr. Lavelle was eligible in fiscal year 1999 for a bonus of up to 100% of his base salary based upon the achievement of performance objectives measured by certain quantitative and qualitative criteria. Quantitative criteria consisted of: the stock price performance; the earnings per share for the fiscal year; the operating profits for the fiscal year; the market capitalization of the Company; and the number of stock analysts covering the Company. Qualitative criteria consisted of: the progress of the Company's branding program; Company restructuring; the integration of acquired companies; management of executive personnel; and investor relations.

  This report is submitted by the members of the Compensation Committee.


                                         Compensation Committee

                                         Harvey L. Poppel
                                         Edward E. Faber
                                         Anthony M. Frank



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  All of the members of the Compensation Committee are non-employee Directors of the Company and are not former officers of the Company or its subsidiaries. No executive officer of the Company serves as a member of the board of directors or on the compensation committee of a corporation for which any of the Company's Directors serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and remaining executive officers of the Company for each of the fiscal years ended March 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                                                  Long Term
                                                                                                                 Compensation
                                                                   Annual Compensation                              Awards
                                       ------------------------------------------------------------------------  -----------
                                       Fiscal                                                                     Options/
Name and Principal Position             Year           Salary($)(3)              Bonus($)          Other($)        SARs(#)
---------------------------            ------          ------------              --------          --------      ----------
James R. Lavelle..............          1999               350,000                      0          12,000(5)       200,000
     Chairman and Chief                 1998               283,542                200,000           6,000(5)             0
      Executive Officer                 1997               175,833                      0           6,000(5)       200,000



Michael L. Evans..............          1999               243,750                      0           10,500(5)      150,000
     Director, President and            1998               250,000                150,000            6,000(5)            0
     Chief Operating Officer            1997               167,500                      0            6,000(5)      150,000

Daniel E. Jackson.............          1999               491,430                      0           10,500(5)      150,000
     Executive Vice President,                                                                       8,443(6)
     Chief Financial Officer            1998               307,518                150,000            6,000(5)            0
      and Treasurer                                                                                 10,846(6)
                                        1997               188,333                      0            6,000(5)      100,000
                                                                                                     9,895(6)
                                                                                                    71,141(7)



Herbert D. Montgomery.........          1999               200,000                      0            6,000(5)       30,000
     Senior Vice President,             1998                52,179(4)              15,000            1,000(5)      100,000
      Chief Financial
     Officer and Treasurer (1)

Lorraine E. Vega..............          1999               139,167                      0                0           7,500
     Vice President, General            1998               108,974(4)              26,000                0          22,500
      Counsel and
     Secretary (2)

(1) Mr. Montgomery resigned as Senior Vice President, Chief Financial Officer and Treasurer on June 30, 1999.
(2)  Ms. Vega became Vice President and General Counsel on June 30, 1999.
(3)  Base salary and commissions earned.
(4)  Reflects salary received for a partial year.
(5)  Represents payments made as an automobile allowance.
(6)  Imputed interest on below market loans.  See "Certain Transactions."
(7)  Reimbursement for relocation costs.

Stock Option Grants Table

  The following table sets forth, as to the executive officers named in the Summary Compensation Table, information related to the grant of stock options pursuant to the Company's 1998 Long-Term Incentive Plan during the fiscal year ended March 31, 1999.

                         OPTIONS GRANTED IN FISCAL 1999

                                                 Individual Grants
                                  ---------------------------------------------
                                     Number of    Percentage of   Exercise or    Potential Realizable Value
                                    Underlying    Total Options    Base Price      At Assumed Annual Rates
                                     Options        Granted to     Per Share     of Stock Price Appreciation
      Name                           Granted       Employees in   ($/Share)(4)     For Option Term ($)(5)
----------------                  -------------  ---------------  ------------   ---------------------------
                                                                                       5%           10%
                                                                                 ------------   ------------
James R. Lavelle                  200,000 (1)         14.93%          12.75         1,038,106      2,419,230
Michael L. Evans                  150,000 (1)         11.20%          12.75           778,580      1,814,422
Daniel E. Jackson                 150,000 (1)         11.20%          12.75           778,580      1,814,422
Herbert D. Montgomery              30,000 (2)          2.24%          12.50            18,314         36,609
Lorraine E. Vega                    7,500 (3)           .55%          12.50            38,166         88,942

-------------
(1)  Options granted in fiscal 1999 expire on September 9, 2005.
(2) Mr. Montgomery resigned as Senior Vice President, Chief Financial Officer and Treasurer on June 30, 1999. The terms of his employment agreement provide that options granted to Mr. Montgomery vest fully. The terms of the Company's 1998 Long-Term Incentive Plan provide that options expire three months from the date of an employee's employment termination. As a result, the options granted to Mr. Montgomery in fiscal 1999 will expire on September 30, 1999. Therefore, the potential realizable value of the options reflects only a compounding in value over a three month period of time, net of exercise price.
(3)  Options granted in fiscal 1999 expire on October 8, 2005.
(4) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.
(5) The potential realizable value has been determined using market price on the date the options were granted, compounded annually over seven years, net of exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the future value or trading prices of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Stock Option Exercises and Year End Values Table

  The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to the unexercised options to purchase Common Stock granted under the 1995 and 1998 Long-Term Incentive Plans and held as of March 31, 1999.

                      VALUE OF OPTIONS AT MARCH 31, 1999


                            Number of                       Number of Securities
                             Shares         Value          Underlying Unexercised          Value of Unexercised
                            Acquired      Realized             Options Held                In-the-Money Options
                          On Exercise       ($)              at March 31, 1999           at March 31, 1999 ($) (1)
                          -----------     --------      ---------------------------     ---------------------------
Name                                                    Exercisable   Unexercisable     Exercisable   Unexercisable
----                                                    -----------   -------------     -----------   -------------
James R. Lavelle             0                0            229,167        170,833                0               0
Michael L. Evans             0                0            162,500        137,500                0               0
Daniel E. Jackson            0                0            143,641        143,535          115,108         114,454
Herbert D. Montgomery        0                0             76,667         53,333                0               0
Lorraine E. Vega             0                0              5,625         30,000                0               0

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price ($8.875) of the Company's Common Stock on the New York Stock Exchange on March 31, 1999.


                EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

  The employment agreements for James R. Lavelle, Cotelligent's Chairman and Chief Executive Officer, Michael L. Evans, the President and Chief Operating Officer, and Daniel E. Jackson, the Executive Vice President, Chief Financial Officer and Treasurer, are each for a term of three years and, unless terminated or not renewed by the employee, continue thereafter on a year-to-year basis on the same terms and conditions. Each of their employment agreements provides that, in the event of termination of employment by the Company without cause, the employee shall be entitled to receive from the Company the employee's then current salary for the remaining term of the agreement or for one year, whichever amount is greater, without regard to whether the employee obtains subsequent employment. In the event of a change in control of the Company, if the employee is not given at least five days notice of such change in control, the employee may elect to terminate his employment and shall be entitled to receive a minimum of three years' current base salary as compensation. In the event the employee is given at least five days notice of such change in control, the employee may elect to terminate his employment agreement and receive a minimum of two years current base salary as compensation. In the event of a change in control, the employee is entitled to reimbursement for any excise taxes the employee incurs under Section 4999 of the Internal Revenue Code. A "change in control" is deemed to occur if: (1) any person or entity, other than the Company or an employee benefit plan of Company, acquires directly or indirectly Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person or entity is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company; (2) individuals who were members of the Board of Directors immediately prior to any such transaction or event do not constitute a majority of the Board of Directors following such transaction or event; or (3) the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or a substantial portion (more than 50%) of the Company's total assets.

  Each employment agreement contains a covenant-not-to-compete with the Company for a period equivalent to the longer of two years immediately following the termination of employment; or, in the case of a termination without cause, for a period of one year following the termination of his employment; or, in the case of a change in control in which the employee is not given at least five days notice of such change in control, the covenant not-to-compete does not apply for any period of time. If any court of competent jurisdiction determines that the scope, time or territorial restrictions contained in the covenant are unreasonable, the covenant-not-to-compete shall be reduced to the maximum period permitted by such court. The compensation to which such employee is entitled shall nonetheless be paid to the employee.

  Annual base salary paid to Mr. Lavelle for the period from April 1, 1998 was increased by the Compensation Committee to $350,000. For the fiscal year 1999, he was eligible for, but did not receive, a bonus. On September 9, 1998, Mr. Lavelle was granted an option to purchase 200,000 shares of Company Common Stock; 66,666 shares vested at September 9, 1998 and the rest vesting ratably over the next two years. Effective April 1, 1999, Mr. Lavelle's annual base salary was increased by the Compensation Committee to $450,000. In the fiscal year 2000, he is eligible to receive a bonus based upon achieving certain performance objectives and upon the operating results of the Company.

  Annual base salary paid to Michael L. Evans for the period from July 1, 1998 was increased by the Compensation Committee to $250,000. For the fiscal year 1999, he was eligible for but did not receive a bonus. On September 9, 1998, Mr. Evans was granted an option to purchase 150,000 shares of Company Common Stock; 50,000 shares vested at September 9, 1998 and the rest vesting ratably over the next two years. Effective April 1, 1999, Mr. Evans' annual base salary was increased by the Compensation Committee to $375,000. In the fiscal year 2000, he is eligible to receive a bonus based upon achieving certain performance objectives and upon the operating results of the Company.

  Annual base salary paid to Daniel E. Jackson for the period from July 1, 1998 was increased by the Compensation Committee to $225,000. For the fiscal year 1999, he was eligible for but did not receive a bonus. In addition, he received commissions upon the completion by the Company of certain acquisitions in the amount of $272,680. On September 9, 1998, Mr. Jackson was granted an option to purchase 150,000 shares of Company Common Stock; 50,000 shares vested at September 9, 1998 and the rest vesting ratably over the next two years. Effective April 1, 1999, Mr. Jackson's annual base salary was increased by the Compensation Committee to $350,000. In the fiscal year 2000, he is eligible to receive a bonus based upon achieving certain performance objectives and upon the operating results of the Company.

  Compensation paid to Herbert D. Montgomery, Cotelligent's former Senior Vice President, Chief Financial Officer and Treasurer, from January 1998 until June 1999, was in accordance with Mr. Montgomery's employment agreement. Effective April 1, 1999, Mr. Montgomery's annual base salary was increased by the Compensation Committee to $275,000. For the fiscal year 1999, he was eligible for but did not receive a bonus. Mr. Montgomery was granted an option to purchase 100,000 shares of Company Common Stock. On October 8, 1998, Mr. Montgomery was granted an option to purchase 30,000 shares of Company Common Stock. Upon Mr. Montgomery's resignation from the Company on June 30, 1999, all unvested options became vested according to the terms of his employment agreement and must be exercised within three months of the date of resignation or they shall terminate according to the terms of the 1995 Long-Term Incentive Plan or 1998 Long-Term Incentive Plan, whichever is applicable.

                               PERFORMANCE GRAPH

  The following chart compares the yearly percentage change in the cumulative total stockholder return on Common Stock from February 14, 1996, the date of the Offering, through March 31, 1999, with the cumulative total return on the Russell 2000 Index and the NASDAQ Composite Index. The comparison assumes $100, as of February 14, 1996, was invested in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, as applicable. Cotelligent's Offering price of $9.00 was used as the beginning price of the Common Stock. Dates on the following chart represent the last day of the indicated fiscal year. Cotelligent has paid no dividends during the periods shown.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


        Company/Index           February 14,           March 31,     March 31,           March 31,           March 31,
                                    1996                 1996          1997                1998                1999
-----------------------------------------------------------------------------------------------------------------------------
Cotelligent, Inc.                  $100                 $130.55       $102.78             $329.17             $ 98.61
-----------------------------------------------------------------------------------------------------------------------------
Russell 2000 Index                 $100                 $103.21       $106.52             $149.47             $123.65
-----------------------------------------------------------------------------------------------------------------------------
NASDAQ Composite Index             $100                 $101.23       $112.01             $168.30             $225.67
-----------------------------------------------------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

  The Company leases office space for its facilities in Somerset, New Jersey from BFR Properties, a partnership owned by Jeffrey J. Bernardis, a director of the Company, as well as persons who had been principal stockholders of BFR prior to the consummation of the acquisition of BFR by the Company, and its subsequent merger into Cotelligent USA, Inc. The annual cost of such rental is approximately $203,000, and the lease runs through March 31, 2000. The Company believes that the rent for such property does not exceed the fair market value thereof.

  From May 1996 through early July 1996, the Company advanced to Daniel E. Jackson, Executive Vice President, Chief Financial Officer and Treasurer, $250,000 to facilitate relocation of his residence to Northern California. On July 15, 1996, $100,000 of the advance was repaid and the remaining balance was converted to a demand note in the amount of $150,000. The note is non-interest bearing and the principal balance is due July 15, 2001 or upon termination of employment if prior to the due date. Since the time of the making of the note, Mr. Jackson has repaid $67,500 of the principal amount. Since the beginning of the

1999 fiscal year, the Company has advanced to Mr. Jackson an aggregate amount of $325,000, evidenced by three separate unsecured demand promissory notes, dated April 5, 1999, June 18, 1999 and June 28, 1999, respectively, each bearing interest annually at a rate of 6.2%. The entire amount of such advances remain outstanding. The purpose of such advances was to cover margin calls made on brokerage accounts held by Mr. Jackson which are secured by shares in the Company.

  On March 31, 1996, the Company advanced to James R. Lavelle, Chairman of the Board and Chief Executive Officer of the Company, $37,902, evidenced by an unsecured demand promissory note bearing interest annually at a rate of 6%. The entire amount of such advance remains outstanding. Since the beginning of the 1999 fiscal year, the Company has advanced to Mr. Lavelle an aggregate amount of $180,000, evidenced by three separate unsecured demand promissory notes, dated April 6, 1999, May 7, 1999 and July 8, 1999, respectively, each bearing interest annually at a rate of 6.2%. The entire amount of such advances remain outstanding. The purpose of such advances was to cover margin calls made on brokerage accounts held by Mr. Lavelle which are secured by shares in the Company.

  Since the beginning of the 1999 fiscal year, the Company has advanced to Michael L. Evans, President and Chief Operating Officer of the Company, an aggregate amount of $300,000, evidenced by three separate unsecured demand promissory notes, dated April 6, 1999, May 7, 1999 and June 29, 1999, respectively, each bearing interest annually at a rate of 6.2%. The entire amount of such advances remain outstanding. The purpose of such advances was to cover margin calls made on brokerage accounts held by Mr. Evans which are secured by shares in the Company.

  Messrs. Lavelle, Evans and Jackson each hold a 25% share in, and are each directors of, Lexar Capital Management, LLC, which is the general partner of Lexar Capital Partners I ("LCP I"), a small venture capital fund. In September 1998, LCP I became a 33% shareholder in MarketDrive Interactive, Inc. ("MarketDrive"), an internet technology company. Messrs. Lavelle and Jackson also serve as directors of MarketDrive. The remaining investors in MarketDrive have no relationship to the Company. In January 1999, Cotelligent USA, Inc., a wholly owned subsidiary of the Company, entered into an agreement (the "Agreement") with MarketDrive to provide certain consulting services to MarketDrive. The Agreement, negotiated at arms length, provides for the provision of services at rates typical of those charged to other clients of the Company for comparable services. As of June 30, 1999, the Company had billed approximately $710,991 to MarketDrive, which amount remains outstanding.

        SELECTION OF ARTHUR ANDERSEN LLP AS CERTIFIED PUBLIC ACCOUNTANTS

  On September 9, 1998, the shareholders of the Company approved the appointment of Arthur Andersen LLP ("Arthur Andersen") to serve as the Company's independent certified public accountants to audit the Company's financial statements for the year ending March 31, 1999. Arthur Anderson audited the Company's financial statements for the year ending March 31, 1999.

  Since the appointment of Arthur Andersen, there have been no disagreements between the Company and Arthur Andersen regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report.

  Representatives of Arthur Andersen are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The affirmative vote of a majority of the Common Stock of the Company present, in person or by proxy, and entitled to vote at the meeting, is required for the approval of the selection of Arthur Andersen as the Company's independent certified public accountants.

  The Board of Directors unanimously recommends that the stockholders of the Company approve the selection of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending March 31, 2000.

                       APPROVAL OF THE COTELLIGENT, INC.
                      1999 LEVERAGED STOCK PURCHASE PLAN

  The Cotelligent, Inc. 1999 Leveraged Stock Purchase Plan (the "Plan") is set forth as Exhibit A to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Exhibit A.

  The Board of Directors has adopted, subject to stockholder approval, the Plan, which authorizes the purchase of shares of Common Stock by eligible employees who are selected by the Compensation Committee of the Board (the "Committee") to participate in the Plan on terms and conditions determined by the Committee.

  The Plan will strengthen the link between management and the stockholders by providing senior executives and other key employees with an opportunity to significantly increase their ownership of Common Stock, but in a manner that will place the executives and key employees at risk in the event of poor Company performance. By having participants in the Plan share in both the upside and downside potential inherent in stock ownership by purchasing Common Stock, through full recourse loans provided by the Company to the participant, the Committee believes the Plan incorporates an important element of investment risk. The Company believes the Plan is a necessary component of the compensation structure of the Company and will allow it to continue to attract and retain key employees and to provide an incentive for the attainment of performance objectives, which will ultimately benefit the Company and its shareholders.


Summary of the Material Provisions of the Plan

  The following is a summary of the material provisions of the Plan as proposed. The summary is qualified in its entirety by reference to the actual plan documents as set forth as Exhibit A to this Proxy Statement.

Participation and Shares. Executive officers and other key employees of the Company and its subsidiaries are eligible to purchase shares of Company common stock (the "Stock") under the Plan. The aggregate number of shares of Stock that may be purchased under the Plan may not exceed 2,000,000, and no one participant may purchase more than 750,000 shares (which may be adjusted, as appropriate, in the event of certain corporate transactions or events). The purchase price must be at least equal to the fair market value of the Stock at the time of purchase. The Committee will base its selection of those employees who will participate in the Plan and the number of shares of Stock that such employees may purchase on certain factors, which will be determined by the Committee, and may include, for example, a review and comparison of the
compensation of key employees within the Company's peer group.   All Stock
purchases will be evidenced by a purchase agreement in a form satisfactory to the Committee, setting forth the applicable terms and conditions.

Administration. The Plan will be administered by the Committee, which will have full and final authority with respect to the administration of the Plan.

Loan Terms. The Committee may permit a participant to finance the full purchase price of the Stock through a full recourse loan provided by the Company to the participant. The Committee will determine whether the loan will be secured by the shares of Stock purchased, whether it will carry interest or be interest-free, and the time or times for repayment.

Amendment and Termination. The Board of Directors may amend or terminate the Plan, provided that no such amendment or termination may adversely affect the rights accrued by any participant under the Plan without the consent of the affected participant.

Effective Date of Plan. The Plan will become effective as of the date of its adoption by the Board of Directors and approval of the Company's stockholders, provided that no purchases of Stock under the Plan may occur after March 31, 2003.


Awards under the Plan

   At this time, no awards have been granted under the Plan and the Committee has not yet determined the selection of participants or the form of awards. However, the Committee has engaged outside consultants to assist with this process. Although this process is not yet complete, the Committee is giving consideration to granting the opportunity to purchase shares under the Plan to approximately fifteen of the Company's executives and senior officers, determined in part by using comparative compensation data, and permitting such purchases through Company provided loans.

Certain Federal Income Tax Consequences

  The following is a summary of the material federal tax consequences to the Company and to the participants of the Plan. The summary is for purposes of shareholder information, and is not intended to serve as guidance to Plan participants.

  A participant who purchases shares of Common Stock under the Plan will realize no income for federal income tax purposes at that time because the purchase price is equal to the fair market value of the shares. When the shares are sold, a participant will recognize short term or long term capital gain or loss in an amount equal to the difference between the value of the shares on the date of purchase and the value of the shares on the date of sale. Neither the purchase nor the sale of the shares by a participant will have any tax consequence to the Company.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Company's 1999 Leveraged Stock Purchase Plan.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Sections 16(a) forms they file.

  Based solely on its review of the copies of other such forms received by it with respect to fiscal 1999, or written representations from certain reporting persons, to the best of the Company's knowledge, all reports were filed on a timely basis.


                             STOCKHOLDER PROPOSALS

  Stockholders may present proposals for inclusion in the Company's fiscal 2000 proxy statement provided they are received by the Company no later than April 2, 2000, and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

  Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

  A copy of the Company's most recent Annual Report on Form 10-K will be made available without charge upon written request to: Cotelligent, Inc., 101 California Street, Suite 2050, San Francisco, California 94111, Attention:
Investor Relations Administrator.


                               OTHER INFORMATION

  The cost of solicitation of Proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.



                                                   Lorraine E. Vega
                                                   Secretary


San Francisco, California
July 29, 1999

                                                                       EXHIBIT A

                               COTELLIGENT, INC.

                       1999 LEVERAGED STOCK PURCHASE PLAN

     1. Purpose. The purpose of this 1999 Leveraged Stock Purchase Plan (the "Plan") of Cotelligent, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders and to strengthen the link between management and its stockholders by providing senior executives and other key employees of the Company and its subsidiaries with an opportunity to significantly increase their ownership of Stock and by providing this opportunity in a manner that places such executives and key employees at risk in the event of poor Company performance.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

     (c) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

     (d) "Fair Market Value" means, with respect a share of Stock on a particular date, the closing price per share of Stock on such date at the end of regular trading hours on the New York Stock Exchange (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported by the Wall Street Journal.

     (e) "Participant" means an eligible employee who has been selected for and has accepted the opportunity to purchase shares of Stock under the Plan.

     (f) "Purchase Agreement" means a written agreement between the Company and a Participant evidencing the purchase of shares of Stock under the Plan.

     (g) "Purchase Price" means the price paid by a Participant for the purchase of shares of Stock under the Plan.

     (h) "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

3.   Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the actions as described in the Plan, in each case subject to and consistent with the provisions of the Plan. The Committee shall also have the authority to (i) appoint such agents as the Committee may deem necessary or advisable to administer the Plan; (ii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Purchase Agreement or other instrument hereunder; and (iii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(d)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(b), the Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

     4. Stock Subject to Plan. The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed 2,000,000. If, prior to the purchase of all such shares under the Plan, there occurs any recapitalization, forward or reverse split, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property) or other similar corporate transaction or event, then the number of shares remaining under the Plan shall be appropriately adjusted to reflect such transaction or event.

     5. Eligibility. Executive officers and other key employees of the Company and its subsidiaries are eligible to be granted the opportunity to purchase shares of Stock under the Plan.

     6. Purchase of Shares. The Plan authorizes the purchase of shares of Stock by eligible employees who are selected by the Committee as to such number of shares and on such terms and conditions as shall be determined by the Committee; provided, however, that (i) the Purchase Price shall not be less than the Fair Market Value of the Stock so purchased at the time of purchase, and (ii) no one Participant may purchase more than 750,000 shares of Stock under the Plan (subject to adjustment upon a transaction or event described in Section 4 above). The Committee may base its selection of an eligible employee and the number of shares of Stock that such employee may purchase on such criteria that the Committee, in its discretion, shall determine. The terms and conditions relating to the purchase of shares under the Plan shall be set forth in a Purchase Agreement, the form of which shall be prescribed by the Committee.

     7. Loans. The Committee may, in its discretion, permit a Participant to finance up to 100% of the Purchase Price through a loan provided by the Company to the Participant. The terms of any such loan shall be determined by the Committee, including whether the loan will be secured by any or all of the shares of Stock purchased, whether it will carry interest or be interest-free, and the time or times for repayment; provided, however, that all loans shall be full recourse as to a Participant.

     8.   General Provisions.

     (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time.

     (c) Taxes. The Company and any subsidiary is authorized to withhold from any delivery of Stock under the Plan or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction relating to the purchase of Stock, the repayment of a loan and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations that arise under the Plan. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof, upon satisfaction of a Participant's tax obligations.

     (d) Changes to the Plan and Purchase Agreements. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant the opportunity to purchase shares of Stock under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to shares of Stock theretofore purchased under the Plan. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Purchase Agreement; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Purchase Agreement.

     (e) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted the opportunity to purchase shares of Stock under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. The opportunity to purchase shares of Stock under the Plan shall not confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Purchase Agreement.

     (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of the opportunity to purchase shares of Stock otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (g) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Purchase Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

     (h) Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board and approval of the Company's stockholders, and shall continue in effect until terminated by the Board; provided, however, that no purchases of Stock under the Plan may occur after March 31, 2003.

                                     PROXY

                               COTELLIGENT, INC.

                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111

This Proxy is solicited on behalf of the Board of Directors of Cotelligent, Inc., a Delaware corporation (the "Company" or "Cotelligent") for use only at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Ritz Carlton Hotel, 300 Stockton Street, San Francisco, California on the 8th day of September, 1999 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy and accompanying Proxy Statement will first be given or sent to stockholders is August 4, 1999.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

SEE REVERSE                                                          SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE


                                  DETACH HERE


[X] Please mark                                                            ----
    votes as in                                                               |
    this example.                                                             |


1. Election of Directors
   Nominees: (01) Edward E. Faber, (02) Harvey L. Poppel and (03)
   Daniel E. Jackson, each for a three year term.

                FOR             WITHHELD
                [ ]               [ ]


[ ]  ______________________________________
     For all nominees except as noted above
                                                     FOR    AGAINST   ABSTAIN
2. To approve the appointment of                     [ ]      [ ]       [ ]
   Arthur Andersen LLP as the Company's
   independent certified public accountants.

3. To approve the 1999 Leveraged Stock               [ ]      [ ]       [ ]
   Purchase Plan.


                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

VOTE BY TELEPHONE                        VOTE BY INTERNET

It's fast, convenient, and immediate!    It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone     is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:            Follow these four easy steps:

1. Read the accompanying Proxy           1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.     Statement/Prospectus and Proxy Card.

2. Call the toll-free number             2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683). For     http://www.eproxyvote.com/cgz
   shareholders residing outside the
   United States call collect on a       3. Enter your 14-digit Voter Control
   touch-tone phone 1-201-536-8073.         Number located on your Proxy Card
                                            above your name.
3. Enter your 14-digit Voter Control
   Number located on your Proxy Card     4. Follow the instructions provided.
   above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!                  YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!             Go to http://www.eproxyvote.com/cgz
                                         anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET